ANNUAL REPORT
Chevy Chase Auto Receivables Trust 1997-4
$ 220,862,433 6.25% Auto Receivables Backed Certificates
For the Year Ended December 31, 1997




         PRINCIPAL    INTEREST      NET       NET        30 +      DELQ.
            DIST        DIST       LOSSES    LOSS %     DELQ.        %
        ____________ ___________ ___________ ________ ____________ _______
 Jan-97           0           0           0    0.00%            0    0.00%
 Feb-97           0           0           0    0.00%            0    0.00%
 Mar-97           0           0           0    0.00%            0    0.00%
 Apr-97           0           0           0    0.00%            0    0.00%
 May-97           0           0           0    0.00%            0    0.00%
 Jun-97           0           0           0    0.00%            0    0.00%
 Jul-97           0           0           0    0.00%            0    0.00%
 Aug-97           0           0           0    0.00%            0    0.00%
 Sep-97           0           0           0    0.00%            0    0.00%
 Oct-97           0           0           0    0.00%            0    0.00%
 Nov-97           0           0           0    0.00%            0    0.00%
 Dec-97           0           0           0    0.00%            0    0.00%
        ____________ ___________ ___________
 Totals           0           0           0

  ** The date represents the month of the Distribution date, the informat is from activity of the previous month.